UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) July 8, 2021

Microsoft Corporation

(Exact Name of Registrant as Specified in Charter)

Washington	001-37845	91-1144442
(State of Incorporation)	(Commission File Number)	(I.R.S. ID)

One Microsoft Way, Redmond, Washington	98052-6399
[Address]

(425) 882-8080

www.microsoft.com/investor

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of exchange on which registered
Common stock, $0.00000625 par value per share	MSFT	NASDAQ
2.125% Notes due 2021	MSFT	NASDAQ
3.125% Notes due 2028	MSFT	NASDAQ
2.625% Notes due 2033	MSFT	NASDAQ

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 - Other Events.

On July 8, 2021, Microsoft Corporation (the “Company”) announced that it will redeem all of the Company’s outstanding 2.125% Notes due December 6, 2021 (ISIN XS1001749107) issued in the principal amount of €1,750,000,000 (the “Notes”) on September 6, 2021 (the “Redemption Date”). Pursuant to the terms set forth in the indenture dated as of May 18, 2009 (the “Base Indenture”) between Microsoft Corporation and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”), as supplemented by the seventh supplemental indenture, dated as of December 6, 2013, the cash redemption price (the “Redemption Price”) will be equal to the €1,750,000,000 principal amount of the outstanding Notes plus accrued and unpaid interest to, but excluding, the Redemption Date.

The information contained in this Current Report on Form 8-K does not constitute a notice of redemption of the Notes. Holders of the Notes should refer to the notice of redemption delivered to the registered holders of the Notes by the Trustee with respect to the Notes.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description

99.1	Press release of Microsoft Corporation dated July 8, 2021.

104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the Inline XBRL document and contained in Exhibit 101)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MICROSOFT CORPORATION
(Registrant)

Date: July 8, 2021	/s/ Keith R. Dolliver
Keith R. Dolliver
VP and Deputy General Counsel